UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/06/2008

Nektar Therapeutics
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24006

Delaware	94-3134940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

201 Industrial Road, San Carlos, CA 94070
(Address of principal executive offices, including zip code)

(650) 631-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

The Board of Directors (the "Board") of Nektar Therapeutics (the "Company") previously adopted the Nektar Therapeutics 2008 Equity Incentive Plan (the "2008 Plan"), subject to stockholder approval of the 2008 Plan. According to the results from the Company's annual stockholders' meeting held on June 6, 2008, the Company's stockholders have approved the 2008 Plan.

The following summary of the 2008 Plan is qualified in its entirety by the text of the 2008 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2008 Plan. The Board has delegated general administrative authority for the 2008 Plan to the organization and compensation committee of the Board.

The administrator of the 2008 Plan has broad authority under the 2008 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2008 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries. The types of awards that may be granted under the 2008 Plan include stock options, restricted stock and stock bonuses.

The maximum number of shares of the Company's common stock that may be issued or transferred pursuant to awards under the 2008 Plan is 9,000,000 shares. Shares issued in respect of any stock bonus or restricted stock award granted under the 2008 Plan will be counted against the plan's share limit as 1.5 shares for every one share actually issued in connection with the award. For example, if the Company granted a stock bonus of 100 shares under the 2008 Plan, 150 shares would be charged against the share limit with respect to that award.

To the extent that shares are delivered pursuant to the exercise of a stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits of the 2008 Plan, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest or for any other reason are not paid or delivered under the 2008 Plan will again be available for subsequent awards under the 2008 Plan.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards are subject to adjustment in the event of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

        10.1        Nektar Therapeutics 2008 Equity Incentive Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nektar Therapeutics

Date: June 11, 2008	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Nektar Therapeutics 2008 Equity Incentive Plan